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                                  Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


1. Capital Bank, incorporated in the State of Florida, doing business under the name of Capital Bank.

2. Capital Factors Holding, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Capital Factors Holding, Inc.

3. Capital Factors, Inc. (subsidiary of Capital Factors Holding, Inc.), incorporated in the State of Florida, doing business under the name of Capital Factors, Inc. (Florida), and CB Factors, Inc. (California), and Capital Factors Northeast, Inc. (New York).

4. CF One, Inc. (subsidiary of Capital Factors Holding, Inc.), incorporated in the State of Delaware, doing business under the name of Capital Factors One, Inc.

5. CF Funding Corp. (subsidiary of Capital Factors, Inc.), incorporated in the State of Delaware, doing business under the name of Capital Factors Funding Corp.

6. Bay Estates, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Bay Estates, Inc.

7. Cap Realty, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Realty, Inc.

8. Cap Personalty, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Personalty, Inc.

9. Cap Plaza, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Plaza, Inc.

10. Cap Properties, Inc. (subsidiary of Capital Bank), incorporated in the State of Texas, doing business under the name of Cap Properties, Inc.

11. Capital Foreclosed Property, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Capital Foreclosed Property, Inc.

12. Cap Holdings, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Holdings, Inc.

13. Cap Harbor, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Harbor, Inc.

14. Cap Temp, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Temp, Inc.

15. Villages at Imperial Lakes, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Villages of Imperial Lakes, Inc.

16. Marina Real, Inc. (subsidiary of Villages at Imperial Lakes, Inc.), incorporated in the State of Florida, doing business under the name of Marina Real, Inc.

17. DJM Holding, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of DJM Holdings, Inc.

18. Pointe Park, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Pointe Park, Inc.

19. Capital Trade Development Corp. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Capital Trade Development Corp.

20. Cap Coral, Inc. (subsidiary of Capital Bank), incorporated in the State of Florida, doing business under the name of Cap Coral, Inc.

21. Capital Trading Group, Inc. (subsidiary of Capital Bancorp), incorporated in the State of Florida, doing business as Capital Trading Group, Inc.


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